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                                  EXHIBIT 3.1

                        CERTIFICATE OF AMENDMENT TO THE
                 THIRD RESTATED CERTIFICATE OF INCORPORATION OF
                              BESTWAY RENTAL, INC.
                             (REVERSE STOCK SPLIT)

                 We, R. Brooks Reed, President, and Beth A. Durrett, Secretary, of Bestway Rental, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

                 FIRST: That the first sentence of Article FIRST of the Third Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of this Corporation be amended and restated in its entirety, effective as of the effective time ("Effective Time") of this Certificate of Amendment, as specified in paragraph SEVENTH hereof, to read as follows:

                 "The name of the Corporation is Bestway, Inc."

                 SECOND: That the first paragraph of Article FOURTH of the Certificate of Incorporation be amended and restated in its entirety, effective as of the Effective Time of this Certificate of Amendment as specified in paragraph SEVENTH hereof, to read as follows:

                 "The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Million, One Hundred and Fifty Thousand and One Hundred (1,150,100). One Million (1,000,000) of such shares, having the par value of Ten Dollars ($10.00) per share, shall be designated Preferred Stock, and One Hundred and Fifty Thousand and One Hundred (150,100) of such shares, having the par value of Five Dollars ($5.00) per share, shall be designated Common Stock.

                 Effective as of 6:00 p.m. Eastern Daylight Time on June 6, 1995 (the "Effective Time"), without any further action on the part of the Corporation or its stockholders, each share of Common Stock, par value $.01 per share, then issued and outstanding shall be changed into one-five hundredth (1/500) of a fully paid and nonassessable share of Common Stock, par value $5.00 per share (the "Reverse Stock Split"). No functional shares will be issued as a result of the Reverse Stock Split and, in lieu of fractional shares, stockholders will receive cash in the amount of the fair value of fractions of a share as of the Effective Time as determined by the Board of Directors of the Corporation; provided, however, that stockholders who, at a specified date prior to the Effective Time, return to the Corporation (or its exchange agent for this purpose) a letter of transmittal and other documentation, properly completed in accordance with instructions in the letter of transmittal, may elect to purchase (i) additional fractional shares in an amount sufficient for such stockholder to hold a full share of Common Stock for any fractional share held by such stockholder as a result of the Reverse Stock Split, and (ii) to the extent of the number of whole shares, if any, remaining in the fractional share pool created by the Reverse Stock Split after satisfying the purchase of fractional shares pursuant to the preceding clause (i), additional whole shares of Common Stock in order to provide funds to the Corporation for the payment of cash to the holders of fractional shares."

                 THIRD: That the foregoing amendments to the Certificate of Incorporation were duly adopted by the unanimous written consent of the Board of Directors of the Corporation of
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         resolutions declaring said amendments to be advisable, and directing appropriate officers of the Corporation to procure the adoption, approval and written consent of stockholders holding at least a majority of the outstanding stock of the Corporation.

                 FOURTH: That the foregoing amendments were authorized by a resolution in the form of a written consent signed by holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and notice thereof was duly given to those stockholders who did not consent in writing.

                 FIFTH: That the foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242, and Section 228 of the General Corporation Law of the State of Delaware.

                 SIXTH: That except as provided above, the Certificate of Incorporation shall remain unchanged.

                 SEVENTH: That pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective at 6:00 p.m. Eastern Daylight Time on June 6, 1995.

                 IN WITNESS WHEREOF, we have executed this Certificate of Amendment as of the 2nd day of June, 1995.

                                                       /s/ R. BROOKS REED
                                                       R. Brooks Reed, President

ATTEST:

/s/ BETH A. DURRETT
Beth A. Durrett, Secretary
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                        CERTIFICATE OF AMENDMENT TO THE
                 THIRD RESTATED CERTIFICATE OF INCORPORATION OF

                                 BESTWAY, INC.
                       (Reclassification of Common Stock)

         We, R. Brooks Reed, President, and Beth A. Durrett, Secretary, of Bestway Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

                 FIRST: That the first paragraph of Article FOURTH of the Third Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of this Corporation be amended and restated in its entirety, effective as of the effective time ("Effective Time") of this Certificate of Amendment as specified in paragraph SEVENTH hereof, to read as follows:

                 "The total number of shares of stock of all classes which the Corporation shall have authority to issue is Twenty-one Million (21,000,000). One Million (1,000,000) of such shares, having the par value of Ten Dollars ($10.00) per share, shall be designated Preferred Stock, and Twenty Million (20,000,000) of the shares, having the par value of One Cent ($0.01) per share, shall be designated Common Stock.

                 Effective as of 6:00 a.m. Eastern Daylight Time on June 7, 1995 (the "Effective Time"), each share of Common Stock, par value Five Dollars ($5.00) per share, then issued and outstanding shall be changed into and reclassified as Ten (10) fully paid and nonassessable shares of Common Stock, par value One Cent ($0.01) per share."

                 SECOND: That the foregoing amendment to the Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of the Corporation of resolutions declaring said amendment to be advisable, and directing appropriate officers of the Corporation to procure the adoption, approval and written consent of stockholders holding at least a majority of the outstanding stock of the Corporation.

                 THIRD: That the foregoing amendment was authorized by a resolution in the form of a written consent signed by holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and notice thereof was duly given to those stockholders who did not consent in writing.

                 FOURTH: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                 FIFTH: That pursuant to Section 244 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation approved by resolution the reduction of the Corporation's capital resulting from the reclassification of such stock pursuant to the foregoing amendment.

                 SIXTH: That except as provided above, the Certificate of Incorporation shall remain unchanged.
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                 SEVENTH:  That pursuant to Section 103(d) of the General
         Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective at 6:00 a.m. Eastern Daylight Time on June 7, 1995.

                 IN WITNESS WHEREOF, we have executed this Certificate of Amendment as of the 28th day of April, 1995.

                                                       /s/ R. BROOKS REED
                                                       R. Brooks Reed, President

ATTEST:


/s/ BETH A. DURRETT
Beth A. Durrett, Secretary